WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.
BLE>


                                                                  Exhibit 27.2



                              RMI TITANIUM COMPANY
                       BARGAINING UNIT EMPLOYEES SAVINGS
                              AND INVESTMENT PLAN


                                 ANNUAL REPORT

                 For the Years Ended December 31, 1993 and 1992









                                 REPORT OF INDEPENDENT ACCOUNTANTS



          To the Participants and Administrator
          of RMI Titanium Company Employee Savings and Investment Plan

          In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the financial status of RMI Titanium Company Employee Savings and
          Investment Plan (the Plan) at December 31, 1993 and 1992, and the changes in its financial status for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan
          Administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Plan Administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

          Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is additional information required by the Employee Retirement Income Security Act of 1974 (ERISA). The fund information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for plan benefits of each fund. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

          The schedule of assets held for investment purposes and the schedule of reportable transactions that accompany the Plan's financial statements do not disclose the historical cost of certain Plan assets held by the trustee and the historical cost of certain Plan assets sold, respectively. Disclosure of this information is required by ERISA.



          PRICE WATERHOUSE

          Pittsburgh, Pennsylvania
          June 3, 1994










                              RMI TITANIUM COMPANY
             BARGAINING UNIT EMPLOYEES SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1993 and 1992




                                                                   1993              1992
                                                                ----------        ---------
          Investments, at fair value:

                CIGNA Guaranteed "Long-Term" Account            $2,565,690        $2,285,159

                Fidelity Magellan Mutual Fund                    3,024,939         2,370,637

                CIGNA Stock Market Index Account                    21,001            12,861

                RMI Titanium Company Common Stock Account          119,843            95,318

                                                                 ---------         ---------

                Net assets available for benefits               $5,731,473        $4,763,975
                                                                 =========         =========






The accompanying notes are an integral part of these financial statements.








                              RMI TITANIUM COMPANY
             BARGAINING UNIT EMPLOYEES SAVINGS AND INVESTMENT PLAN


Statement of Changes in Net Assets Available for Benefits, with Fund Information
- --------------------------------------------------------------------------------
                      For the Year Ended December 31, 1993




                                                     Fidelity        CIGNA           CIGNA           RMI
                                                     Magellan     Guaranteed         Stock       Titanium Co.
                                                    Mutual Fund   "Long-Term"    Market Index    Common Stock
                                                      Account       Account         Account         Account      Total
           Employees' contributions                 $  292,601    $  305,299        $ 2,881      $ 14,423      $ 615,204

           Investment income:
              Interest and dividend income             278,498       157,107              3            71        435,679

              Net appreciation (depreciation) in
                 fair value of investments             294,316            --          1,307       (26,994)       268,629
                                                     ---------     ---------         ------       -------      ---------

                                                       572,814       157,107          1,310       (26,923)       704,308

              Transfer among the plans/investment
                 options                               (21,059)      (25,253)         3,998        39,167         (3,147)
                                                     ---------     ---------         ------       -------      ---------

                    Total net additions                844,356       437,153          8,189        26,667      1,316,365

           Participant loans net of repayments         (44,799)      (18,851)           431           430        (62,789)


           Participants' benefits                     (145,255)     (137,771)          (480)       (2,572)      (286,078)
                                                     ---------     ---------         ------       -------      ---------

                    Total net deductions              (190,054)     (156,622)           (49)       (2,142)      (348,867)

           Increase in net assets                      654,302       280,531          8,140        24,525        967,498

           Net assets available for benefits:
              Beginning of year                      2,370,637     2,285,159         12,861        95,318      4,763,975
                                                     ---------     ---------         ------       -------      ---------
              End of year                           $3,024,939    $2,565,690        $21,001     $ 119,843     $5,731,473
                                                     =========     =========         ======      ========      =========




   The accompanying notes are an integral part of these financial statements.






                              RMI TITANIUM COMPANY
             BARGAINING UNIT EMPLOYEES SAVINGS AND INVESTMENT PLAN


Statement of Changes in Net Assets Available for Benefits, with Fund Information
- --------------------------------------------------------------------------------
                      For the Year Ended December 31, 1992


                                                        Fidelity        CIGNA         CIGNA          RMI
                                                        Magellan     Guaranteed       Stock       Titanium Co.
                                                       Mutual Fund   "Long-Term"  Market Index    Common Stock
                                                         Account       Account       Account        Account       Total
           Employees' contributions                    $  293,268    $  304,130      $  3,708      $ 14,282     $  615,388

           Investment income:
              Interest and dividend income                355,380       178,509            --            --        533,889


              Net appreciation (depreciation) in
                 fair value of investments               (189,094)           --         1,127       (59,783)      (247,750)
                                                        ---------     ---------       -------       -------     ----------

                                                          166,286       178,509         1,127       (59,783)       286,139

              Transfer among the plans/investment
                 options                                  (95,310)       55,686        (5,650)       40,798         (4,476)
                                                        ---------     ---------       -------       -------     ----------

                    Total net additions (deductions)      364,244       538,325          (815)       (4,703)       897,051

           Participant loans, net of repayments                --        (8,954)           --            --         (8,954)

           Participants' benefits                        (758,715)     (651,527)      (29,003)       (7,560)    (1,446,805)
                                                        ---------     ---------       -------       -------     ----------

                    Total net deductions                 (758,715)     (660,481)      (29,003)       (7,560)    (1,455,759)
           Decrease in net assets                        (394,471)     (122,156)      (29,818)      (12,263)      (558,708)

           Net assets available for benefits:
              Beginning of year                         2,765,108     2,407,315        42,679       107,581      5,322,683
                                                        ---------     ---------      --------       -------     ----------
              End of year                              $2,370,637    $2,285,159     $  12,861      $ 95,318     $4,763,975
                                                        =========     =========      ========       =======      =========

  The accompanying notes are an integral part of these financial statements.






                              RMI TITANIUM COMPANY
             BARGAINING UNIT EMPLOYEES SAVINGS AND INVESTMENT PLAN
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1993 AND 1992


          NOTE 1 - SUMMARY OF ACCOUNTING POLICIES:
          ---------------------------------------

          ACCOUNTING METHOD
          -----------------

          The financial statements utilize the accrual method of accounting.


          INVESTMENTS
          -----------

          Available investment options are as follows:

                      Fidelity Magellan Fund (a mutual fund)
                      RMI Titanium Company Common Stock
                      CIGNA managed funds:
                            Guaranteed "Long-Term" Account (a guaranteed
                               investment contract)
                            Stock Market Index Account

          Investments in the Fidelity Magellan Fund and RMI Titanium Company Common Stock are valued at market value based on published quotations. Guaranteed investment contracts are valued at contract value. Security transactions are recorded as of the settlement date. All CIGNA managed funds are valued by CIGNA and reflect current market value. Cost information for the aforementioned investments is not available as it is not maintained by the Plans' recordkeepers.


          FUNDING
          -------

          The plan is funded by contributions from the participating employees of RMI Titanium Company (the Company). The costs of administering the plan and the trust are borne by the Company.


          PAYMENT OF BENEFITS
          -------------------

          Benefits are recorded when paid.


          NOTE 2 - DESCRIPTION OF PLAN:
          ----------------------------

          GENERAL
          -------

          The following description of the RMI Titanium Company Bargaining Unit Employees Savings and Investment Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

          The Plan is a defined contribution plan covering full-time union represented employees who are at least 21 years of age and have one year of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).



          NOTES TO FINANCIAL STATEMENTS (CONTINUED)


          CONTRIBUTIONS
          -------------

          Participants may contribute from 1% to 15% of salary through payroll deduction. Contributions are directed by the participants into any one or all of the investment options. Participants may change their elections of investment funds as of any calendar quarter by completing a new enrollment and change form and submitting it to the employee benefits department at least 15 days in advance. Participants are 100% vested in their accounts at all times.


          PAYMENT OF BENEFITS
          -------------------

          Participants or their beneficiaries are entitled to the full current value of their account in the Plan upon:

                            Retirement;
                            Termination of Employment with the Company;
                            Death

          Participants may also make written application to the administrator for withdrawals of all or a portion of their account balance for certain limited situations qualifying as financial hardships under Internal Revenue Service guidelines in effect at the time of withdrawals.

          Participants are also permitted to withdraw loans (up to 50% of their account balance) secured by their account balance. Such loans bear interest at a current market rate and are primarily repaid by payroll deduction.


          ADMINISTRATION
          --------------

          The Plan is administered by the Company's Board of Directors. The Board establishes rules of procedures and interprets the provisions of the Plan.


          TERMINATION PROVISION
          ---------------------

          The Company anticipates the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time. In the event that such discontinuance results in the termination of the Plan, the Plan provides that each participant shall be fully vested with the amount in his/her individual account. The individual accounts of the participants shall continue to be administered by the administrator, or be distributed in a lump sum to the participants, as deemed appropriate by the administrator.



          NOTES TO FINANCIAL STATEMENTS (CONTINUED)


          NOTE 3 - INCOME TAXES:
          ---------------------

          The Internal Revenue Service has determined and informed RMI Titanium Company by a letter in 1988, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan financial statements.


          NOTE 4 - RECORDKEEPING
          ----------------------

          Individual participant account balances, allocation and investment options are maintained by CIGNA based on enrollment and payroll information supplied by the Company.



                                   SCHEDULE I

                                   FORM 5500


           Item 27a - Schedule of Assets Held for Investment Purposes


                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEES SAVINGS & INVESTMENT PLAN



 (a)                (b)                             (c)                      (d)        (e) CURRENT
                 IDENTITY               DESCRIPTION OF INVESTMENT            COST           VALUE
          ---------------------        -------------------------             ----         ----------

 --       Fidelity Investments         Fidelity Magellan Fund                (1)          $3,024,939

 --       Connecticut General Life
          Insurance Company            Guaranteed "Long-term" Account        (1)           2,565,690

 --       Connecticut General Life
          Insurance Company            Stock Market Index Fund               (1)              21,001

 --       Pittsburgh National Bank     RMI Titanium Company Common Stock     (1)             119,843
                                                                                           ---------
                                                                          TOTAL:          $5,731,473
                                                                                           =========

                   (1)  Cost information not available from ordinary business records.




                                  SCHEDULE II

                                   FORM 5500


           Item 27d - Schedule of Reportable (5%) Transactions


                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEES SAVINGS & INVESTMENT PLAN

                                 PLAN NO. 006


A. PURCHASES:



     Identity of                                      Purchased      Selling     Cost of    Current    Net Gain
   Party Involved          Description of Assets        Price         Price       Asset      Value      or loss
 ------------------        ---------------------      ---------      -------      ------    -------     -------
  Fidelity Investments     Fidelity Magellan          $668,490         N/A       $668,490    $668,490    N/A

  Connecticut General      Guaranteed "Long-Term"      399,359         N/A        399,359     399,359    N/A
  Life Insurance Co.



B. SALES:


     Identity of                                      Purchased      Selling     Cost of    Current    Net Gain
   Party Involved          Description of Assets        Price         Price       Asset      Value      or loss
 ------------------        ---------------------      ---------      -------      ------    -------     -------
  Fidelity Investments     Fidelity Magellan            N/A         $303,893       (1)      $303,893      N/A

  Connecticut General     Guaranteed "Long-Term"        N/A          277,642       (1)       277,642      N/A
  Life Insurance Co.



       (1) Cost information not available from ordinary business records.



